                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT

                                     BETWEEN

                             MUSE TECHNOLOGIES, INC.

                                       AND

                            KINGSBRIDGE CAPITAL, LTD.

                           DATED AS OF AUGUST 7, 2000

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                                                                  EXECUTION COPY


                               PURCHASE AGREEMENT

                                     BETWEEN

                             MUSE TECHNOLOGIES, INC.

                                       AND

                           KINGSBRIDGE CAPITAL LIMITED


                           DATED AS OF AUGUST 7, 2000

         This PURCHASE AGREEMENT is entered into as of this 7th day of August, 2000 (this "Agreement"), by and between MUSE TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and KINGSBRIDGE CAPITAL LIMITED (the "Investor"), an entity organized and existing under the laws of the British Virgin Islands.


         WHEREAS, the parties desire that, upon the terms and subject to the conditions set forth herein, the Company issue and sell to the Investor, as provided herein, and the Investor shall purchase from the Company, a convertible promissory note in the principal amount of $1,000,000 (the "Note"); and

         WHEREAS, in consideration for the Investor's execution and delivery of, and its performance of its obligations under, this Agreement, the Company is concurrently issuing to the Investor a warrant (the "Warrant") pursuant to which the Investor may purchase from the Company up to 75,000 shares of common stock, par value $.015 per share (the "Common Stock"), of the Company, upon the terms and subject to the conditions set forth therein; and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to the offer and sale of the Note and the Warrant to be made hereunder; and

         WHEREAS, the parties hereto are concurrently entering into a registration rights agreement dated as of even date herewith (the "Registration Rights Agreement") pursuant to which the Company shall register the Common Stock issuable under the Note and the Warrant, upon the terms and subject to the conditions set forth therein.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.
                                   ----------

                  PURCHASE AND SALE OF THE NOTE AND THE WARRANT
                  ---------------------------------------------

     1.1 AUTHORIZATION OF THE NOTE AND THE WARRANT. The Company has authorized the issuance and delivery to the Investor of the Note and the Warrant, each of which shall be delivered concurrent with the execution of this Agreement and which shall contain such terms and conditions substantially in the form set forth as Exhibit A and Exhibit B, respectively.

     1.2 PURCHASE AND SALE OF THE NOTE. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Investor the Note. The purchase price of the Note shall be One Million Dollars ($1,000,000), payable in full upon the execution of this Agreement. The Company will deliver to the Investor the Note against payment therefor and such other documents, instruments and certificates as shall be contemplated by, or as shall be reasonably necessary or appropriate to effectuate, this Agreement, including delivery of the Warrant and the Registration Rights Agreement.

                                  ARTICLE II.
                                  -----------

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR
                   ------------------------------------------

The Investor represents and warrants to the Company that:

     2.1. INTENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Note, the Warrant or the shares of Common Stock into which the Note and the Warrant are convertible or exercisable to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock underlying the Note or the Warrant for any minimum or other specific term (other than as set forth in the Note and the Warrant) and reserves the right to dispose of such Common Stock at any time in accordance with federal and state securities laws applicable to such disposition. The Investor has been advised and understands that the Note, the Warrant and the shares underlying the Note and the Warrant have not been registered under the Securities Act, on the grounds that no distribution or public offering of such securities is to be effected, and that in this connection, the Company is relying in part on the representations of the Investor set forth in this Article II.

     2.2. SOPHISTICATED INVESTOR. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the securities of the Company. The Investor acknowledges that an investment in the securities of the Company is speculative and involves a high degree of risk.

     2.3 AUTHORITY. Each of this Agreement, the Note, the Warrant and the Registration Rights Agreement, has been duly authorized by all necessary corporate action and no further consent or authorization of the Investor, or its Board of Directors or stockholders is required. Each of this Agreement, the Note, the Warrant and the Registration Rights Agreement was validly executed and delivered by the Investor and each is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     2.4 NOT AN AFFILIATE. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

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     2.5 ORGANIZATION AND STANDING. The Investor is duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

     2.6 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, or, to the Investor's knowledge, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (c) conflict with or constitute a material default thereunder,
(d) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (e) require the approval of any third-party (that has not been obtained) pursuant to any material contract to which Investor is subject or to which any of its assets, operations or management may be subject.

     2.7 DISCLOSURE; ACCESS TO INFORMATION. Investor has received all documents, records, books and other information pertaining to the Investor's investment in the Company that have been requested by the Investor and all of the Investor's inquiries with respect to the Company have been satisfactorily responded to by the Company. The Investor has reviewed or received copies of the Company's reports (the "SEC Documents") filed with the Securities and Exchange Commission (the "SEC").

     2.8 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                  ARTICLE III.
                                  ------------

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

The Company represents and warrants to the Investor that:

     3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform its obligations under any of (i) this Agreement, (ii) the Registration Rights Agreement, (iii) the Note and (iv) the Warrant.

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     3.2 AUTHORITY. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Warrant and the Note and to issue the shares of Common Stock underlying the Note and the Warrant; (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Note and the Warrant, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered, and each of the Note and the Warrant has been duly executed, issued and delivered, by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     3.3 CAPITALIZATION. Schedule 3.3 sets forth the authorized and issued and outstanding capital stock of the Company as of December 31, 1999. Except as set forth on Schedule 3.3 and in the SEC Documents and except for options to purchase Common Stock issued to officers, directors and employees, of the Company pursuant to stock option plans in the ordinary course of the Company's business consistent with past practice, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     3.4 COMMON STOCK. The Company has registered its Common Stock pursuant to
Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and is in full compliance with all applicable reporting requirements of the Exchange Act, and the Company has maintained all applicable requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Nasdaq SmallCap Market.

     3.5 SEC DOCUMENTS. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and

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

fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     3.6 EXEMPTION FROM REGISTRATION; VALID ISSUANCES. The sale and issuance of the Note, the Warrant and the shares of Common Stock underlying the Note and the Warrant in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, the Note or the Warrant, may and shall be properly issued pursuant to Section 4(2), Regulation D and/or any other applicable federal and state securities laws. When issued and paid for as provided in the Note and the Warrant, the shares underlying the Note and the Warrant shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Note, the Warrant or the shares underlying the Note and the Warrant pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, the Note or the Warrant shall
(i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the shares underlying the Note or the Warrant or any of the assets of the Company, or (ii) entitle any holders of outstanding capital stock to preemptive or other rights to subscribe to or acquire the capital stock or other securities of the Company. The shares underlying the Note and the Warrant shall not subject the Investor to personal liability by reason of the ownership thereof.

     3.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Note, the Warrant or the shares underlying the Note or the Warrant, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.


     3.8 CORPORATE DOCUMENTS. The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

     3.9 NO MATERIAL BREACH OR VIOLATION WITH LAW. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Note, the Warrant and the shares underlying the Note and the Warrant do not and will not (i) result in a violation of the Certificate or By-Laws or (ii) constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, in default under, any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the Company's knowledge insofar as the

                                       5
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execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Note or the Warrant or the shares underlying the Note or the Warrant in accordance with the terms hereof and thereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq SmallCap Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

     3.10 NO MATERIAL ADVERSE CHANGE. Since September 30, 1999 no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

     3.11 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since September 30, 1999 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

     3.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since September 30, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents or otherwise.

     3.13 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement and employee benefit plans, under circumstances that would require registration under the Securities Act of the Common Stock issuable hereunder with any other offers or sales of securities of the Company.

     3.14 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

     3.15 NO MISLEADING OR UNTRUE COMMUNICATION. With respect to the issuance of the Note, the Warrant and the shares underlying the Note and the Warrant in connection with the

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transactions contemplated by this Agreement, neither the Company nor, to the knowledge of the Company, any Person representing the Company has made, at any time, any written communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     3.16 MATERIAL NON-PUBLIC INFORMATION. Neither the Company nor its agents have disclosed to the Investor, any material non-public information that, if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock.

                                  ARTICLE IV.
                                  -----------

                            COVENANTS OF THE COMPANY
                            ------------------------

     4.1 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

     4.2 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the shares underlying the Note and the Warrant.

     4.3 LISTING OF COMMON STOCK. The Company shall maintain the listing of the Common Stock on the Nasdaq Stock Market or other principal market the Common Stock is then listed for trading, and as soon as practicable will cause the shares underlying the Note and the Warrant to be listed on such principal market. The Company shall use commercially reasonable efforts to continue the listing and trading of its Common Stock on such principal market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all material respects with the Company's reporting, filing and other obligations applicable to it under the bylaws or rules of the NASD or such other principal market.

     4.4 EXCHANGE ACT REGISTRATION. The Company shall (i) cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under said Exchange Act, and will not take any action or file any document (whether or not permitted by said Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act, except in connection with any merger, tender offer, business combination or going private transaction involving the Company.

     4.5 CORPORATE EXISTENCE. The Company shall take all reasonable steps necessary to preserve and continue the corporate existence of the Company.

     4.6 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement, the Note and the Warrant.

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     4.7 ISSUANCE OF SHARES UNDERLYING THE NOTE AND THE WARRANT. The issuance of the shares underlying the Note and the Warrant upon conversion or exercise thereof shall be made in accordance with the provisions and requirements of Regulation D and/or any other applicable exemption(s) from the registration requirements of the Securities Act and any applicable state securities laws. Issuance of the shares pursuant to exercise of the Warrant through a cashless exercise shall be made in accordance with the provisions and requirements of
Section 3(a)(9) under the Securities Act and any applicable state law.

                                   ARTICLE V.
                                   ----------

                                     LEGENDS
                                     -------

     5.1 LEGENDS. Each of the Note, the Warrant and the shares underlying the Note and the Warrant will bear the following or substantially similar legend (the "Legend"):


     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PURCHASE AGREEMENT BETWEEN MUSE TECHNOLOGIES, INC. AND KINGSBRIDGE CAPITAL LIMITED DATED AS OF AUGUST 7, 2000. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.


     5.2 INVESTOR'S COMPLIANCE. Nothing in this Article V shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                  ARTICLE VI.
                                  -----------

                                 INDEMNIFICATION
                                 ---------------

     6.1 INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent that such damages result solely from the Investor's failure to perform any covenant or agreement contained in this Agreement, provided, however, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon information furnished to the Company by or on behalf of the Investor in writing.

     (b) the Investor agrees to indemnify and hold harmless the Company, its partners, affiliates, officers, directors, employees and duly authorized agents and its Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Investor contained in this Agreement, as such Damages are incurred, except to the extent that such damages result solely from the Company's failure to perform any covenant or agreement contained in this Agreement.

     6.2 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 6.1 shall be asserted and resolved as follows:

     (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 6.1 (an "Indemnified Party") might seek indemnity under Section 6.1 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company or (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 6.1 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 6.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

         (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 6.2(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 6.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 6.1 with respect to such Third Party Claim.

         (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 6.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 6.1, or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the

Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 6.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 6.2.

     (b) In the event any Indemnified Party should have a claim under Section
6.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 6.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice, or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 6.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 6.2.

     (c) Any dispute under this Agreement or the Warrant shall be submitted to arbitration (including, without limitation, pursuant to this Section 6.2) and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet on consecutive business days in New York County, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the

Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration.

                                  ARTICLE VII.
                                  ------------

                                  MISCELLANEOUS
                                  -------------

     7.1 FEES AND EXPENSES. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, provided, however, that the Company shall pay the fees and expenses of Investor's counsel in connection with the preparation, negotiation, execution and delivery of this Agreement, the Note, the Warrant and the Registration Rights Agreement up to an aggregate maximum of $2,500.

     7.2 BROKERAGE. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     7.3 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to the Company:

     Muse Technologies, Inc.
     1601 Randolph, SE, Suite 210
     Albuquerque, New Mexico 87106
     Telephone: (505) 843-6873
     Facsimile: (505) 766-9123
     Attention: Mr.Brian R. Clark, President

with a copy (which shall not constitute notice) to:

     Proskauer Rose LLP
     1585 Broadway
     New York, New York 10036-8299
     Telephone: (212-969-3000)
     Facsimile: (212)-969-2900
     Attention: Neil S. Belloff, Esq.

if to the Investor:

     Kingsbridge Capital Limited
     c/o Kingsbridge Corporate Services Limited
     Main Street
     Kilcullen, County Kildare
     Republic of Ireland
     Telephone: 011-353-45-481-811
     Facsimile: 011-353-45-482-003
     Attention: Mr. Adam Gurney

with a copy (which shall not constitute notice) to:

     Clifford Chance Rogers & Wells LLP
     200 Park Avenue, 52nd Floor
     New York, NY  10166
     Telephone: (212) 878-8000
     Facsimile: (212) 878-8375
     Attention: Keith M. Andruschak, Esq.

     Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     7.4 ASSIGNMENT. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) upon the prior written consent of the Company, which consent shall not be unreasonably withheld.

     7.5 AMENDMENT; NO WAIVER. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

     7.6 ANNEXES AND EXHIBITS; ENTIRE AGREEMENT. All annexes and exhibits to this Agreement are incorporated herein by reference and shall constitute part of this Agreement. This Agreement, the Warrant, the Registration Rights Agreement and the Note set forth the entire agreement and understanding of the parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

     7.7 TERMINATION; SURVIVAL. This Agreement shall terminate on the earlier of
(i) the Maturity Date (as defined in the Note) or (ii) such date the Investor or the Company terminates this Agreement in accordance with its terms or otherwise by mutual consent.

     7.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     7.9 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

     7.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

     7.11 CHOICE OF LAW. This Agreement shall be construed under the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                           KINGSBRIDGE CAPITAL LIMITED

                                           By: /s/ Valentine O'Donoghue
                                               ---------------------------------
                                               Valentine O'Donoghue
                                               Director

                                           MUSE TECHNOLOGIES, INC.

                                           By: /s/ Brian R. Clark
                                               ---------------------------------
                                               Brian R. Clark
                                               President